7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces Appointments to the Board of Directors of Midas Gold Corp.

Denver, Colorado, May 6, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) ("Vista" or the "Company") announced that Michael B. Richings, Vista’s CEO and Executive Chairman and Frederick H. Earnest, Vista’s President and COO have been appointed to the board of directors of Midas Gold Corp. ("Midas"), a Canadian private company.

As previously announced on April 6, 2011, Vista and Midas completed a transaction to combine Midas’ Hangar Flats and West End deposits with Vista’s Yellow Pine deposit in Idaho to form the newly named Golden Meadows project under the direction and management of Midas (the "Combination").  Concurrent with the Combination, Midas completed a private placement of 6,129,800 common shares of in the capital of Midas ("Midas Shares") at a purchase price of Cdn.$2.50 per Midas Share to raise gross proceeds of Cdn.$15,324,500 (the "Private Placement").   Vista currently holds 31,802,615 Midas Shares, which immediately following the completion of the private placement represented 37.4% of the issued and outstanding Midas Shares (34.2% on a fully diluted basis).  Based on the Private Placement offering price, Vista’s ownership of Midas currently represents a value of approximately Cdn.$80.0 million [or a value of Cdn$1.13 per issued share of Vista].   Based on our expectations of the exploration potential of the Golden Meadows project, Vista believes that our investment in Midas has potential to increase in value over time.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer. Vista's other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.
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This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the potential value of Vista’s investment in Midas and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will,", "could", "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty regarding the future value of the Midas shares; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in Vista's latest Annual Report on Form 10-K as filed on March 14, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com